EXHIBIT 1.3


                                                                   NUMBER 428549

BRITISH
COLUMBIA

                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME
                                   COMPANY ACT



                              I Hereby Certify that




                           COAST FALCON RESOURCES LTD.




                        has this day changed its name to



                              INSIDE HOLDINGS INC.



                              Issued under my hand at Victoria, British Columbia
                                         on September 11, 2000



                                         /s/  JOHN S. POWELL
                                              JOHN S. POWELL
                                         Registrar of Companies
                                     PROVINCE OF BRITISH COLUMBIA
                                                CANADA


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